UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021 (February 24, 2021)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 24, 2021, pursuant to the Company's 2018 Incentive Plan (the 2018 Plan), the independent members of the Board of Directors ("Board") of the Company (in the case of the Co-Chairmen and Chief Executive Officers) or the Compensation Committee (in the case of the other named executive officers (NEOs)) granted non-qualified stock options with a seven-year term and an exercise price per share equal to the NYSE market closing price of Company common stock on February 24, 2021 ($98.32) to the following executives: Gary L. Coleman, 140,000 shares; Larry M. Hutchison, 140,000 shares; Frank M. Svoboda, 65,000 shares; J. Matthew Darden, 50,000 shares; and Steven K. Greer, 40,000 shares. On February 24, 2021, the following executives were also issued performance share unit awards (shown at target level) by the independent members of the Board or the Compensation Committee for the three-year performance period commencing January 1, 2021 through December 31, 2023 to be earned and issued (from 0% if below threshold to 150% at maximum) based upon the extent the Company achieves performance goals set by the Compensation Committee (40% weight to three-year growth in earnings per share (ranging from 3% at threshold to 7% at target to 11% at maximum), 30% weight to three-year growth in underwriting income (ranging from 1% at threshold to 5% at target to 9% at maximum), and 30% weight to average net operating income as a return on equity over the three-year period (ranging from 12.6% at threshold to 13.6% at target to 14.6% at maximum)): Gary L. Coleman, 33,000 shares; Larry M. Hutchison, 33,000 shares; Frank M. Svoboda, 11,000 shares; J. Matthew Darden, 9,000 shares; and Steven K. Greer, 8,000 shares. The independent members of the Board or the Compensation Committee also fixed 2021 annual cash bonus targets for Messrs. Coleman, Hutchison, Svoboda and Darden as follows: 40% weight to growth in earnings per share (ranging from 1% at threshold to 6% at target with a lower band of 4% and a higher band of 8% to 11% at maximum); 30% weight to growth in underwriting income (ranging from 0% at threshold to 4.5% at target with a lower band of 2.5% and a higher band of 6.5% to 9% at maximum) and 30% weight to net operating income as a return on equity (ranging from 12.8% at threshold to 13.8% at target with a lower band of 13.4% and a higher band of 14.2% to 14.8% at maximum). 2021 salaries were set as follows: $1,000,000 for each of Gary L. Coleman and Larry M. Hutchison; $590,000 for Frank M. Svoboda; $575,000 for W. Michael Pressley; $590,000 for J. Matthew Darden; and $505,000 for Steven K. Greer.

Item 9.01    Financial Statement and Exhibits.
(a)Financial Statements of businesses acquired.
Not applicable.
(b)Pro forma financial information.
Not applicable.
(c)Shell company transactions.
Not applicable
(d)Exhibits.
(104) Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: February 26, 2021

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary